UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2007

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4440 El Camino Real, Los Altos CA 94022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 947-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 7, 2007, Rambus issued a press release announcing that it had reached a settlement in principle regarding the consolidated securities class action filed in July 2006 pertaining to its accounting for option grants and related disclosures. The settlement, which is subject to final documentation as well as review by the court, provides for a payment by Rambus of $18 million and would lead to a dismissal with prejudice of all claims against all defendants in the litigation. In addition, Rambus has been and will continue to be in discussions with its insurers concerning their contribution of a portion of the settlement amount.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated September 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2007	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press release dated September 7, 2007.